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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    February 22, 2005


                                  ENTRADE INC.
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             (Exact name of registrant as specified in its charter)

        Pennsylvania                    1-15303                  52-2153008
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


                 500 Central Avenue, Northfield, Illinois 60093
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (847) 441-6650


                                 Not applicable
       -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01       Other Events.

On February 22, 2005, Entrade Inc. (the "Company") consummated an agreement (the "Settlement Agreement") with the former owners (the "Nationwide Sellers") of Nationwide Auction Systems, the Company's wholly owned subsidiary ("Nationwide"). Prior to consummating the Settlement Agreement, the Company was in default under certain promissory notes (the "Seller Notes") issued to the Nationwide Sellers in connection with the Company's purchase of Nationwide. The Seller Notes were secured by a pledge of 100% of the capital stock of Nationwide.

Immediately prior to the consummation of the Settlement Agreement, the Company's obligation under the Sellers Notes, including principal and interest, was approximately $10,136,000. Pursuant to the Settlement Agreement, a third party (the "Buyer") purchased a portion of the Seller Notes (the "Purchased Seller Notes"), together with an assignment of the Nationwide Sellers' rights under the various security and related agreements associated with the Seller Notes (the "Security Documents") for $2,500,000. The Company and the Buyer immediately thereafter entered into a note restructuring agreement. Pursuant to the note restructuring agreement, the Buyer agreed to reduce the face value of the Purchased Notes to $2,500,000, in exchange for which the Company agreed to amend the Security Documents to include an additional $3,112,000 owed to the Buyer by the Company within the protection of the Security Documents. The Buyer further agreed to extend the maturity date of all indebtedness owed the Buyer by the Company until February 15, 2006. Additionally, the Company issued to the Buyer 500,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per share. The Buyer is the son-in-law of John J. Harvey, a director of the company.

Concurrently with the note restructuring agreement, the Company and the Nationwide Sellers entered into an agreement (the "Retained Note Agreement") with respect to the treatment of the portion of the Seller Notes not purchased by Buyer (the "Retained Notes"). Pursuant to the Retained Note Agreement, the Nationwide Sellers agreed to convert a portion of the Retained Notes into approximately 3,700,000 shares of common stock of the Company. The Nationwide Sellers further agreed to subscribe for $3,700,000 in a private securities offering in which the Company is currently engaged. The balance of the Retained Notes were delivered to the Company in payment by the Nationwide Sellers of the subscription price.

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits

            99.1 Letter Agreement dated February 19, 2005, among Entrade Inc., Don Haidl, Corey P. Schlossmann; Capital Direct 1999 Trust, Core Capital IV Trust and James Clapp

            99.2 Note Restructuring Agreement dated February 19, 2005 between Entrade Inc. and James Clapp.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 1, 2005


                                        Entrade Inc.
                                        (Registrant)


                                        /s/  Peter R. Harvey
                                        -------------------------------------
                                        Peter R. Harvey
                                        President and Chief Executive Officer

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                                 EXHIBIT INDEX

NO.   DESCRIPTION

99.1 Letter Agreement dated February 19, 2005, among Entrade Inc., -Don Haidl, Corey P. Schlossmann; Capital Direct 1999 Trust, Core Capital IV Trust and James Clapp

99.2 Note Restructuring Agreement dated February 19, 2005 between Entrade Inc. and James Clapp.